Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned, being duly authorized thereunto, hereby execute this agreement as an exhibit to this Schedule 13G to evidence the agreement of the below-named parties, in accordance with the rules promulgated pursuant to the Securities Exchange Act of 1934, to file this Schedule 13G jointly on behalf of each such party.

Date: April 27, 2012	WESTBURY (BERMUDA) LTD.

	By:	/s/ Jim Watt
Name: Jim Watt
Title: President

Date: April 27, 2012	WESTBURY TRUST

	By:	/s/ Jim Watt
Name: Jim Watt
Title: Trustee